Exhibit 10.56

Contract code: Year 2013, No. WT0195

Maximum Amount Entrusted Guarantee Contract

Guarantee (Party A): Beijing Wowjoint Machinery Co. Ltd.
Legal representative: Liu Yabin                                                           Title: Chairman
Address: 1108 A Block, Tiancheng Mansion, #2 Xinfeng Rd., Deshengmenwai St, Xicheng District. Beijing, P.R. China
Tel: 89579330                                 Fax: 89579553                                 Zip: 100088

Guarantor (Party B): Beijing Zhongguancun Sci-Tech Guaranty Co., Ltd.
Legal representative: Duan Hongwei                                                 Title: Chairman
Address: 30th Floor, Block A, Tianzuo International Building, No. 12 Zhongguancun South Street, Haidian District, Beijing, China
Tel: 59705600                                 Fax: 59705603                                 Zip: 100081

INDEX

Article 1	Representations and warranties

Article 2	Principal debt claim type and amount

Article 3	Main contract performance period

Article 4	Guarantee method

Article 5	Scope of guarantee

Article 6	Duration of guarantee

Article 7	Counter-guarantee measures

Article 8	Rights and obligations of Party B

Article 9	Rights and obligations of Party A

Article 10	Breach of contract

Article 11	Effectiveness, amendment, cancellation and termination of contract

Article 12	Signing of guarantee contract and issuance of guarantee

Article 13	Dispute resolution

Article 14	Other agreed terms

Article 15	Supplement

In accordance with Party A’s application and attached documents, Party B is willing to provide a guarantee to Bank of China Shangdi Branch (“hereinafter called “Beneficiary”) on behalf of Party A. Based on state laws and regulations, Party A and B through consultation and agreement enter into this contract.

Article 1	Representations and warranties

1.1	Both Party A and Party B are qualified to sign this contract based on Chinese laws.

1.2	Both Party A and Party B understand and agree to all of the terms in this contract, the meaning of which in the contract are true and effective.

Article 2	Principal debt claim type and amount

2.1
The principal debt claim guaranteed by Party B for Party A arises from the “Comprehensive Credit Contract” No. G16E131711 (hereinafter called “Main Contract”) under which the Beneficiary continues to provide credit to Party A, resulting in a series of debt claim. The maximum debt claim amount is RMB20 million, specifically:

Loan, RMB10 million;
Guarantee/Bond, RMB10 million

Under the Main Contract, for each specific transaction Party B shall sign separate guarantee contract with the Beneficiary. Party B shall undertake guarantee responsibility based on specific guarantee contract. Conditions applicable for specific transaction shall be determined by Party B.

Article 3	Maximum credit amount usage period

3.1	The Maximum credit amount can be used for 12 months, from 2013 (year) _____ (month) ______(date) to 2014 (year) _____ (month) ______(date). If there is any change, shall follow the Main Contract.

Article 4	Guarantee method

4.1	Party A provides to the Beneficiary for Party B a maximum amount guarantee with joint liability.

Article 5	Scope of guarantee

5.1
Party B is willing to provide to the Beneficiary a maximum amount guarantee related to the debt claims arising out of the Main Contract, under which the Beneficiary continue to provide credit to Party A. Specific guarantee scope will be in accordance with the different forms of maximum guarantee contracts signed between party B and the Beneficiary under the Main Contract.

Article 6	Duration of guarantee

6.1
The guarantee period for Party B shall be separately calculated for each debt under the Main Contract. The period shall start from the signing date of each debt contract or other legal documents that create the debt, and terminate two years from the expiry date of performance period for each debt.

Article 7	Counter-guarantee measures

7.1	The below parties provide to Party B counter-guarantees for the principal debt:

7.1.1	Counter-guarantor: Liu Yabin, Zhang Fude
Counter-guarantor contract name and number: Year 2013, No. BZ0195 “Maximum Counter-Guarantee (Guarantee) Contract”

7.1.2	Counter-guarantor: Beijing Wowjoint Machinery Co. Ltd., Zhenjiang Wowjoint Heavy-duty Machinery Co. Ltd., Zhang Fude, Xia Yuhe
Counter-guarantor contract name and number: Year 2013, No. DFY0195 “Maximum Counter-Guarantee (Real Estate Pledge) Contract”

Article 8	Rights and obligations of Party B

8.1	Has the right to understand Party A’s production, operation and financial activities, and to request Party A to submit related plans, statistics, financial and accounting reports and other documents.

8.2	During the guarantee period, when the Beneficiary officially notifies Party B to undertake guarantee responsibility, Party B can adopt the following method to pay:

8.2.1	Notifies Party A to pay the Beneficiary;
8.2.2	Notifies the Counter-Guarantor to pay;
8.2.3	Party B pays.

8.3	From the date on which the principal debt becomes overdue, Party A shall pay to Party B 0.05% guarantee fee daily.

8.4
For the fund that Party B pays due to the performance of guarantee obligation, Party B shall have the right to recover from Party A and the Counter-Guarantors the amount equals to fund principal, interest and related costs.  Also from the date on which the fund is paid, Party B shall have the right to claim from Party A 0.05% guarantee penalty interest daily.

8.5	Party B shall have the same rights of defense with respect to the principal debt as Party A. Party B’s rights shall not be forfeited because Party A has given up its rights.

8.6	If one of the following circumstances occurs, Party B shall have the right to request the Beneficiary to cancel the Main Contract ahead of time:

8.6.1	Before the end of the performance period of the debt under the Main Contract, Party A clearly states or in its conduct states that it shall not pay the debt;
8.6.2	Party A’s operation experiences drastic decline;
8.6.3	Party A transfers assets and withdraws funds in order to avoid debt claim;
8.6.4	Party A loses business credit;
8.6.5	Party A has not fulfilled the obligations under the Main Contract and this contract, which is sufficient to affect its ability to fulfill the debt obligations;
8.6.6	Other circumstances under which Party A has lost or may lose its ability to fulfill the debt obligations.

Article 9	Rights and obligations of Party A

9.1	Party A shall pay to Party B the fees based on the below requests:

Before Party B provides guarantee for each specific transaction under the Main Contract, Party A shall individually pay for guarantee fee and assessment fee for such specific transaction.

Annual guarantee fee is guarantee amount x Fee Charges in 14.5; Assessment fee is guarantee amount x Fee Charges in 14.5;

9.2
If Party A has not fulfilled its agreed obligation under this contract and has delayed paying fees to Party B, after Party B’s approval Party A shall pay to Party B 0.05% of overdue fee amount as daily penalty fee.

9.3
Based on Party B’s requirement, shall provide related financial, accounting, production and operation information, including but no limited to monthly balance sheets and income statements. In addition, shall be responsible for the information’s truthfulness, completeness and effectiveness.

9.4	Shall use the loan funds according to agreed purpose under the Main Contract, shall not misuse or divert.

9.5	Shall actively cooperate and conscientiously accept Party B’s inspection and supervision of its production, operation and financial activities and use of loan funds under the Main Contract.

9.6	Party A and its investors shall not withdraw funds or transfer assets.

9.7	Before repaying fully the principal debt, without the consent of Party B, Party A shall not use the assets derived from the loan funds under the Main Contract to provide guarantees to third party.

9.8
Before repaying fully the principal debt, if Party A needs to provide guarantees for third party’s debt, which may impact its repayment ability under the Main Contract, Party A shall notify Party B in writing 30 days in advance as well as obtain Party B’s consent.

9.9
If the Counter-Guarantor for the principal debt claim experiences production shutdown, going out of business, cancellation or revocation of business license, bankruptcy, operating loss and so on, partially or fully loses guarantee ability corresponding to the principal debt claim, or the collateral for the counter-guarantee reduces value, accidentally gets damaged or lost, Party A shall timely provide other counter-guarantees acceptable to Party B.

9.10
Before repaying fully the principal debt, if Party A changes name, legal representative (responsible person), address, business scope, registered capital and so on, Party A shall give 30 days written notice to Party B.

9.11
Before repaying fully the principal debt, if Party A outsources, leases, does joint stock reform, does joint venture, merges, split, consolidates, applies to suspend business for restructuring, applies for bankruptcy and so on, which is sufficient to impact the realization of Party B’s claims, Party A shall give 30 days notice to Party B, obtain Party B’s consent as well as implement debt repayment and counter-guarantee, as requested by Party B.

9.12
Before repaying fully the principal debt, if Party A experiences production shutdown, going out of business, cancellation or revocation of business license, its legal representative or the principal responsible people engage in illegal activities or are involved in major lawsuits, its production and operation experiences serious difficulties or deterioration in financial conditions and so on, Party A shall immediately provide written notice to Party B, as well as implement debt repayment and counter-guarantee,  as requested by Party B.

9.13
If Party A makes any major business decisions such as investment, borrowing, lease, sale, diversion, transfer and so on, which may impact Party B’s interests as guarantor, Party A shall give 30 days notice to Party B, as well as properly implement debt claims of Party B in advance.

9.14	Party A shall bear legal, insurance, assessment, registration, safekeeping, appraisal and notarization costs, which are related to this contract as well as the counter-guarantee contracts.

Article 10	Breach of contract

10.1
After this contract becomes effective, Party A and Party B shall fully fulfill the agreed obligations under this contract. If any party does not fulfill or fulfill incompletely its contractual obligations, the breaching party shall bear corresponding liabilities for breach of contract and shall compensate the other party for the losses caused by the breach.

Article 11	Effectiveness, amendment, cancellation and termination of contract

11.1	This contract shall come into effect upon signing and sealing with official stamps by both parties’ legal representatives or authorized signors.

11.2
This contract is independent from the Main Contract and shall not become invalid due to the invalidity of the Main Contract. If the Main Contract becomes invalid, Party A shall still bear responsibility for this contract.

11.3
After this contract becomes effective, neither party can amend or terminate it without permission. If amendment or cancellation is needed, it should be mutually agreed and approved in writing by both parties. Before written agreement is finalized, this contract shall continue to be valid.

11.4
Rights and obligations of both parties under this contract shall not be relieved, due to any orders by either party’s higher authorities, changes in its status and financial conditions, or either party signing any agreements or contracts with third parties.

Article 12	Signing of guarantee contract and issuance of guarantee

12.1	After satisfying the below conditions, Party B shall officially sign the Maximum Amount Guarantee Contract with and issue guarantee to the Beneficiary:

12.1.1	This contract and the counter-guarantee contract have officially become effective; have completed enforceable notarization, collateral registration and other procedures.

12.1.2	Party A has paid the guarantee fee and assessment fee in accordance with this contract, except otherwise agreed in this contract.

Article 13	Dispute resolution

13.1
All controversy and dispute arising out of this contract shall be resolved through mutual negotiation. If negotiation fails and results in litigation, it shall be under the jurisdiction of the local courts where Party B domiciles.

Article 14	Other agreed terms

14.1
Once the debt performance period under the Main Contract expires, if Party A has not fully fulfilled or has not fulfilled its debt repayment obligation, after Party B pays to the Beneficiary on behalf of Party A, Party B has the right to authorize the Beneficiary to deduct funds from Party A’s bank account to compensation Party B for the losses caused by the debt repayment. Party A shall have no objection to this.

14.2
Twenty days before the expiry of the debt performance period under the Main Contract, Party A shall gradually gather funds to the account set up at the Beneficiary, in order to prepare for debt repayment.

14.3
During the performance period of this contact, if Party B adjusts fee charges, starting from the adjustment date, new single transaction fee under this contract shall be adjusted automatically, which shall not be considered amendment to this contract. For the above adjustments, it is not necessary to obtain approval from Party A and to notify Party A in advance.

14.4
During the performance period of this contact, at the time when specific transaction occurs under the Main Contract, if Party A does not have IC design, software outsource, new ventures by students studying overseas and other special qualifications, Party A shall not enjoy preferential rates under these special qualifications. Party A shall be charged guarantee and assessment fees for ordinary projects by Party B at that time, which shall not be considered as amendment to this contract.

14.5	Fee charges:

Transaction Types	Annual Guarantee Fee Rate	Assessment Fee Rate
Loans	2.25%	0.333%
Guarantees/Bonds	1.08%	0.333%/each

For guarantees/bonds, Party A shall provide to the Beneficiary 20% of the guarantee/bond amount as deposit. If the guarantee/bond period is over one year, the annual guarantee rate is 1.188%.

Article 15	Supplement

15.1	The original of this contract are in 5 parts, all of which have the same legal effect.

Party A (seal): Beijing Wowjoint Machinery Co. Ltd.

Legal Representative (or Authorized Agent): Liu Yabin

Signing date: July 2, 2013

Party B (seal): Beijing Zhongguancun Sci-Tech Guaranty Co., Ltd.

Legal Representative (or Authorized Agent) signature: Zhang Qi

Signing date: July 2, 2013